Exhibit 99.1

Park Sterling Corporation Announces

Record Operating Results for Second Quarter 2013

and Initiates Dividend on Common Shares

Charlotte, NC – July 26, 2013 – Park Sterling Corporation (NASDAQ: PSTB), the holding company for Park Sterling Bank, today released unaudited results of operations and other financial information for the second quarter of 2013. Highlights at and for the three months ended June 30, 2013 include:

Highlights

●	Net income available to common shareholders increased 10% from prior quarter to $3.5 million, or $0.08 per share
●	Adjusted net income available to common shareholders, which excludes merger-related expenses and gains on sales of securities, increased 6% from prior quarter to $4.0 million, or $0.09 per share
●	Net interest margin increased to 4.30% from 4.15% at March 31, 2013
●	Adjusted net interest margin, which excludes accelerated accretion of net acquisition accounting fair market value adjustments, increased to 4.17% from 4.15% at March 31, 2013
●	Nonperforming loans decreased to 1.13% of total loans from 1.29% at March 31, 2013
●	Nonperforming assets decreased to 1.58% of total assets from 1.93% at March 31, 2013
●	Capitalization remained strong with tangible common equity to tangible assets of 11.48%
●	In third quarter, declared first ever quarterly cash dividend on common shares ($0.02 per share)
●	Well positioned to pursue discussions regarding potential additional strategic partnerships

“Park Sterling’s second quarter results continue to confirm the progress achieved in executing our growth strategies,” said James C. Cherry, Chief Executive Officer. “We reported our third consecutive quarter of record operating results, with adjusted net income available to common shareholders, which excludes merger-related expenses and gains on sales of securities, increasing 6% to $4.0 million, or $0.09 per share, for the three months ended June 30, 2013 compared to the first quarter of 2013. Our metropolitan markets continued to post strong results by generating $12.3 million in net loan growth during the period, representing a 9% annualized growth rate. Our adjusted net interest margin, which excludes accelerated accretion from acquired performing loans, increased 2 basis points to 4.17% as a result of disciplined loan pricing and continued improvements in funding costs.

Asset quality continued to improve during the second quarter and remains a strength of our company. Nonperforming loans decreased as a percentage of total loans from 1.29% at March 31, 2013 to 1.13% at June 30, 2013. Nonperforming assets similarly decreased as a percentage of total assets from 1.93% to 1.58%. Approximately 53% of Park Sterling’s loans continue to carry related net acquisition accounting fair market value adjustments, which we believe will help buffer future results against potential loan losses. Adjusted allowance for loan losses, which combines our normal allowance and these loan marks, represented 4.22% of total loans at quarter-end. Annualized net charge-offs for the quarter represented a modest 0.08% of average loans.

In recognition of the financial progress achieved by Park Sterling since our public offering in August 2010, including the execution of two successful strategic partnerships, improving our earnings profile, strengthening our balance sheet and numerous organic growth efforts, our board of directors has approved the first cash dividend to be paid to common shareholders in the company’s history. The board has declared a quarterly dividend of $0.02 per common share, payable on August 20, 2013 to all shareholders of record as of the close of business on August 6, 2013. Future dividends will be subject to board approval.

We are pleased to report these strong financial results, including initiation of a quarterly cash dividend on common shares, and believe that Park Sterling is well positioned to continue pursuing our enhanced growth strategies. We remain confident in our ability to grow our existing franchise and to unite with attractive, like-minded partners that share Park Sterling’s vision of building a full-service regional community bank.”

Second Quarter 2013 Financial Results

Income Statement

Park Sterling reported a 10% increase in net income available to common shareholders to a record $3.5 million, or $0.08 per share, for the three months ended June 30, 2013 (“2013Q2”). This compares to net income available to common shareholders of $3.2 million, or $0.07 per share, for the three months ended March 31, 2013 (“2013Q1”) and net income available to common shareholders of $678,000, or $0.02 per share, for the three months ended June 30, 2012 (“2012Q2”). The increase from 2013Q1 resulted primarily from stronger revenues and continued improvements in asset quality, as reflected in a lower provision expense. The increase from 2012Q2 resulted primarily from increased earning assets, higher net interest margin and higher noninterest income associated with the merger with Citizens South Banking Corporation (Citizens South), which was completed on October 1, 2012, combined with continued organic growth.

Park Sterling reported a 6% increase in adjusted net income available to common shareholders, which excludes merger related expenses and gain on sale of securities, to a record $4.0 million, or $0.09 per share, for 2013Q2. This compares to adjusted net income available to common shareholders of $3.8 million, or $0.09 per share, for 2013Q1 and of $593,000, or $0.02 per share, for 2012Q2. The increase in adjusted net income available to common shareholders from 2013Q1 again reflects stronger revenues and continued improvements in asset quality, while the increase from 2012Q2 primarily reflects higher earning assets, net interest margin and noninterest income associated with the merger with Citizens South, combined with continued organic growth.

Preferred dividends paid to the United States Department of the Treasury on the company’s $20.5 million of Series C Preferred Stock, originally issued in connection with Citizens South’s participation in the Small Business Loan Fund program, increased $251,000, or 492%, to $302,000 in 2012Q2 from $51,000 in 2012Q1. The increase, which included $152,000 for prior period adjustments, resulted from a higher dividend rate calculation due, in part, to a decline in acquired eligible loans. The company is currently evaluating possible redemption of the Series C Preferred Stock.

Net interest income totaled $18.7 million for 2013Q2, which represented a $935,000, or 5%, increase from $17.7 million for 2013Q1, and an $8.6 million, or 85%, increase from $10.1 million for 2012Q2. Average earning assets increased $9.9 million, or 1%, from 2013Q1 to $1.7 billion for 2013Q2, as a $45.5 million, or 17%, increase in average securities during the quarter more than offset a $9.3 million, or 1%, decrease in average loans to $1.3 billion and a $26.2 million, or 21%, decrease in average other earnings assets. The decrease in average loans for the period was driven by a drop in acquired loans (see “Balance Sheet” below). Average earning assets increased $729.7 million, or 72%, from 2012Q2, primarily as a result of a $608.2 million, or 83%, increase in average loans, driven by the merger with Citizens South.

Net interest margin was 4.30% in 2013Q2, representing a 15 basis point increase from 4.15% in 2013Q1 and a 29 basis point increase from 4.01% in 2012Q2. Adjusted net interest margin, which excludes accelerated accretion of net acquisition accounting fair market value adjustments, was 4.17% in 2013Q2, representing a 2 basis point improvement from 4.15% in 2013Q1 and a 27 basis point improvement from 3.90% in 2012Q2. Accelerated accretion of net acquisition accounting fair market value adjustments, which totaled $560,000 in 2013Q2 and $277,000 in 2012Q2, reflects accelerated accretion of credit and interest rate marks resulting from borrowers repaying performing acquired loans faster than required by their contractual terms and/or restructuring loans in such a way as to effectively result in a new loan under the contractual cash flow method of accounting, both of which result in the associated remaining credit and interest rate marks being fully accreted into interest income. There was no accelerated interest income in 2013Q1.

Provision expense was $75,000 for 2013Q2, compared to $309,000 for 2013Q1 and $899,000 for 2012Q2. Results for 2013Q2 were driven by $372,000 of provision expense associated with impairment in five of the company’s thirteen purchased-credit impaired (“PCI”) loan pools. This expense was offset by $297,000 of benefit attributable to FDIC loss share agreements caused by an increase in expected loss in those acquired loans. Results for 2013Q1 were driven by $436,000 of provision expense associated with impairment in one of the company’s PCI loan pools associated with the merger with Community Capital Corporation (Community Capital). Results for 2012Q2 included $906,000 of provision expense associated with impairment in two of the company’s PCI loan pools associated with the merger with Community Capital.

Noninterest income increased $538,000, or 15%, to $4.1 million for 2013Q2, compared to $3.6 million for 2013Q1. Adjusted noninterest income, which excludes a $104,000 gain on sale of securities in 2013Q2, increased $434,000, or 12%, to $4.0 million in 2013Q2, compared to $3.6 million for 2013Q1. ATM and card income increased $232,000, or 39%, and income from bank-owned life insurance increased $147,000, or 39%, during the period, driven in part by conversion related and other timing of payments, respectively. Other noninterest income increased $171,000, or 115%, during the period, driven in part by a $97,000 dividend on SBIC investments. Mortgage banking income and income from wealth management activities increased modestly during the period. Service charges on deposit accounts decreased by $148,000, or 19%, from the prior quarter, driven primarily by lower NSF fees.

Noninterest expenses increased $891,000, or 6%, in 2013Q2 to $16.9 million, compared to $16.0 million in 2013Q1 and increased $6.1 million, or 56%, compared to $10.8 million in 2012Q2. Adjusted noninterest expenses, which excludes merger-related expenses of $822,000, $836,000 and $434,000 for 2013Q2, 2013Q1 and 2012Q2, respectively, increased $905,000, or 6%, to $16.1 million in 2013Q2 compared to $15.2 million in 2013Q1, and increased $5.7 million, or 55%, compared to $10.4 million in 2012Q2. The increase in adjusted noninterest expenses during the current period from 2013Q1 included a $392,000 increase in OREO operating costs primarily driven by the change in gains from $428,000 to a more modest gain of $36,000, both of which reflect continued success in resolving problem assets. Other material changes included a $353,000, or 108%, increase in loan and collection expenses, driven in large part by higher appraisal fees, and a $260,000, or 22%, increase in other noninterest expense, driven in large part by strategic investments in the company’s retail banking operations. The increase in adjusted noninterest expenses from 2012Q2 resulted primarily from the merger with Citizens South.

Balance Sheet

Total assets decreased $10.7 million, or 1%, to $1.97 billion at 2013Q2 compared to total assets of $1.98 billion at 2013Q1. Cash and equivalents decreased $9.6 million, or 8%, to $112.7 million during the quarter. Securities increased $30.6 million, or 10%, to $335.6 million. Total loans, which exclude loans held for sale, decreased $25.1 million, or 2%, to $1.3 billion, including a $6.8 million, or 7%, reduction in covered loans. Overall, less attractive acquired PCI loans, of which covered loans are a component, decreased $14.4 million, or 7%, to $201.6 million while acquired performing loans decreased $62.5 million, or 11%, to $493.7 million. Our metropolitan markets, which include Charlotte, Raleigh and Wilmington, North Carolina and Greenville and Charleston, South Carolina, reported a $12.3 million, or 9% annualized, increase in total loans to $544.9 million (before net acquisition accounting fair market value adjustments). The company’s origination activity remains somewhat tempered by aggressive competition with respect to term structure and interest rates, as well as by continued general softness in the economy.

Loan mix did not shift materially during the second quarter. Total consumer loans remained at 31% of total loans at 2013Q2, with residential mortgages and home equity lines of credit at 14% and 11% of total loans, respectively. The combination of commercial and industrial and owner-occupied real estate loans remained the largest category at 31% of total loans at 2013Q2, increasing slightly from 30% at 2013Q1. Investor owned commercial real estate remained at 28% of total loans. Acquisition, construction and development (A,C&D) loans decreased slightly to 10% of total loans compared to 11% at 2013Q1.

In terms of accounting designations, PCI loans decreased from 16% of total loans at 2013Q1 to 15% at 2013Q2, acquired performing loans decreased from 42% of total loans to 38%, and non-acquired loans increased from 42% of total loans to 47%. Non-acquired loans include certain renewed and/or restructured acquired performing loans that are redesignated as non-acquired, which in part accounts for the difference between growth in this accounting category and the earlier mentioned net growth in loan originations in our metropolitan markets. Acquired performing loans include a remaining $6.5 million net acquisition accounting fair market value adjustment, representing a 1.29% “mark,” non-covered PCI loans include a remaining $23.1 million net acquisition accounting fair market value adjustment, representing a 16.09% “mark,” and covered PCI loans include a remaining $14.6 million net acquisition accounting fair market value adjustment, representing a 15.25% “mark.”

Total deposits decreased $1.7 million at 2013Q2, remaining essentially flat with $1.6 billion at 2013Q1. Noninterest bearing demand deposits increased $8.3 million, or 3%, to $265.2 million (16% of total deposits) as a result of continued focus on this category. Money market, NOW and savings deposits increased $10.3 million, or 1%, to $743.8 million (47% of total deposits). Local time deposits decreased $14.9 million, or 3%, to $485.7 million (30% of total deposits), due in part to post-merger repricing strategies. Finally, brokered deposits decreased $5.4 million, or 5%, to $98.4 million (6% of total deposits) as management elected not to renew maturing certificates.

Total borrowings decreased $8.1 million, or 9%, to $79.0 million at 2013Q1 compared to $87.1 million at 2013Q1, due to a reduction in short-term borrowings. Borrowings at 2013Q2 included $55.0 million in FHLB borrowings, $14.8 million of acquired trust preferred securities, net of acquisition accounting fair market value adjustments, and $6.9 million of Tier 2-eligible subordinated debt.

Total shareholders’ equity decreased $1.9 million, or 1%, to $277.1 million at 2013Q2 compared to $279.0 million at 2013Q1, driven by a $5.98 million swing in other comprehensive income resulting from fair value changes in available for sale securities. Total shareholders’ equity includes $20.5 million of preferred stock issued in association with the Citizens South merger upon conversion of its preferred stock previously issued to the United States Department of the Treasury in connection with its participation in the Small Business Lending Fund. The company’s ratio of tangible common equity to tangible assets decreased slightly to 11.48% at 2013Q2 from 11.51% at 2013Q1. The company’s Tier 1 leverage ratio increased to 11.91% at 2013Q2 from 11.72% at 2013Q1.

Asset Quality

Asset quality continued to improve in the second quarter and remains a point of strength for the company. Nonperforming loans decreased $2.3 million, or 14%, to $14.8 million at 2013Q2, or 1.13% of total loans, compared to $17.1 million at 2013Q1, or 1.29% of total loans. Nonperforming assets decreased $7.3 million, or 19%, to $31.1 million at 2013Q2, or 1.58% of total assets, compared to $38.4 million at 2013Q1, or 1.93% of total assets. Nonperforming assets include $6.5 million of covered OREO for which the company expects certain losses to be reimbursed under the FDIC loss share agreements. The company reported net charge-offs of $274,000, or 0.08% of average loans (annualized) in 2013Q2, compared to $151,000, or 0.05% of average loans (annualized), in 2013Q1.

The allowance for loan losses was $10.8 million, or 0.83% of total loans at 2013Q2, compared to $10.7 million, or 0.81% of total loans at 2013Q1. Adjusted allowance for loan losses, which includes the allowance for loan losses and net acquisition accounting fair market value adjustments for acquired performing and PCI loans, represented 4.22% of total loans at 2013Q2 compared to 4.54% at 2013Q1.

During the first quarter of 2011, and as contemplated in Park Sterling’s 2010 equity offering, 568,260 shares of restricted stock were issued but will not vest until the company’s share price achieves certain performance thresholds above the equity offering price (these restricted stock awards, of which 554,400 remained outstanding at 2013Q2, vest one-third each when the share price reaches, for 30 consecutive days, $8.125, $9.10 and $10.40 per share, respectively). These performance thresholds have not yet been achieved. Accordingly, these additional shares have been excluded from earnings and tangible book value per share calculations. As of June 30, 2013, 16,860 of these restricted shares had been forfeited.

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Conference Call

A conference call will be held at 8:30 a.m., Eastern Time this morning (July 26, 2013). The conference call can be accessed by dialing (888) 317-6016 and requesting the Park Sterling Corporation earnings call. Listeners should dial in 10 minutes prior to the start of the call. The live webcast and presentation slides will be available on www.parksterlingbank.com under Investor Relations, “Investor Presentations.”

A replay of the webcast will be available on www.parksterlingbank.com under Investor Relations, “Investor Presentations” shortly following the call. A replay of the conference call can be accessed approximately one hour after the call by dialing (877) 344-7529 and requesting conference number 10031219.

About Park Sterling Corporation

Park Sterling Corporation, the holding company for Park Sterling Bank, is headquartered in Charlotte, North Carolina. Park Sterling, a regional community-focused financial services company with approximately $2 billion in assets, is the largest community bank in the Charlotte area and has 43 banking offices stretching across the Carolinas and into North Georgia. The bank serves professionals, individuals, and small and mid-sized businesses by offering a full array of financial services, including deposit, mortgage brokerage, cash management, consumer and business finance, and wealth management services. Park Sterling prides itself on being large enough to help customers achieve their financial aspirations, yet small enough to care that they do. Park Sterling is focused on building a banking franchise that is noted for sound risk management, strong community focus and exceptional customer service. For more information, visit www.parksterlingbank.com. Park Sterling Corporation shares are traded on NASDAQ under the symbol PSTB.

Non-GAAP Financial Measures

Tangible assets, tangible common equity, tangible book value, adjusted net income available to common shareholders, adjusted net interest margin, adjusted noninterest income, adjusted noninterest expenses, adjusted allowance for loan losses, adjusted net charge-offs/ recoveries, and related ratios and per share measures, as used throughout this release, are non-GAAP financial measures. For additional information, see “Reconciliation of Non-GAAP Financial Measures” in the accompanying tables.

Cautionary Statement Regarding Forward Looking Statements

This news release contains, and Park Sterling and its management may make, certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” “goal,” “target” and similar expressions. Park Sterling cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: failure to realize synergies and other financial benefits from the Citizens South merger within the expected time frames; increases in expected costs or decreases in expected savings or difficulties related to integration of the merger; inability to identify and successfully negotiate and complete additional combinations with potential merger partners or to successfully integrate such businesses into Park Sterling, including the company’s ability to adequately estimate or to realize the benefits and cost savings from and limit any unexpected liabilities acquired as a result of any such business combination; the effects of negative or soft economic conditions or a “double dip” recession, including stress in the commercial real estate markets or delay or failure of recovery in the residential real estate markets; changes in consumer and investor confidence and the related impact on financial markets and institutions; changes in interest rates; failure of assumptions underlying the establishment of allowances for loan losses; deterioration in the credit quality of the loan portfolio or in the value of the collateral securing those loans; deterioration in the value of securities held in the investment securities portfolio; fluctuations in the market price of the common stock, regulatory, legal and contractual requirements, other uses of capital, the company’s financial performance, market conditions generally, and future actions by the board of directors, in each case impacting repurchases of common stock, declaration of dividends or redemption of preferred stock; legal and regulatory developments, including changes in the federal risk-based capital rules; increased competition from both banks and nonbanks; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting, including acquisition accounting fair market value assumptions and accounting for purchased credit-impaired loans, and the impact on Park Sterling’s financial statements; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk.

Forward-looking statements speak only as of the date they are made, and Park Sterling undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

###

For additional information contact:

David Gaines

Chief Financial Officer

(704) 716-2134

david.gaines@parksterlingbank.com

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENT

THREE MONTH RESULTS

($ in thousands, except per share amounts)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income
Loans, including fees	$18,805	$18,140	$20,269	$10,346	$10,416
Taxable investment securities	1,068	866	792	826	969
Tax-exempt investment securities	195	190	191	187	186
Nonmarketable equity securities	25	48	80	22	28
Interest on deposits at banks	44	62	79	34	28
Federal funds sold	7	17	11	16	15
Total interest income	20,144	19,323	21,422	11,431	11,642
Interest expense
Money market, NOW and savings deposits	379	407	491	339	333
Time deposits	527	608	777	632	720
Short-term borrowings	1	6	7	-	-
FHLB advances	137	137	143	149	148
Subordinated debt	429	429	472	340	341
Total interest expense	1,473	1,587	1,890	1,460	1,542
Net interest income	18,671	17,736	19,532	9,971	10,100
Provision for loan losses	75	309	994	7	899
Net interest income after provision	18,596	17,427	18,538	9,964	9,201
Noninterest income
Service charges on deposit accounts	616	764	879	324	299
Mortgage banking income	977	968	815	662	540
Income from wealth management activities	731	708	693	665	661
ATM and card income	830	598	664	207	223
Income from bank-owned life insurance	528	381	450	294	260
Gain on sale of securities available for sale	104	-	-	989	489
Other noninterest income	320	149	307	177	91
Total noninterest income	4,106	3,568	3,808	3,318	2,563
Noninterest expenses
Salaries and employee benefits	8,800	8,778	11,041	6,314	5,871
Occupancy and equipment	1,980	1,908	1,942	928	910
Data processing and outside service fees	1,640	1,653	1,599	784	696
Legal and professional fees	861	893	1,077	1,181	614
Deposit charges and FDIC insurance	409	487	473	261	250
Communication fees	448	432	319	198	196
Postage and supplies	298	329	360	112	124
Loan and collection expense	679	326	248	434	295
Core deposit intangible amortization	257	257	257	102	102
Advertising and promotion	150	220	367	144	108
Net cost of operation of other real estate owned	(36)	(428)	1,167	964	809
Other noninterest expense	1,436	1,176	1,403	781	860
Total noninterest expenses	16,922	16,031	20,253	12,203	10,835
Income before income taxes	5,780	4,964	2,093	1,079	929
Income tax expense	1,968	1,724	771	459	251
Net income	3,812	3,240	1,322	620	678
Preferred dividends	302	51	51	-	-
Net income available to common shares	$3,510	$3,189	$1,271	$620	$678

Earnings per common share, fully diluted	$0.08	$0.07	$0.03	$0.02	$0.02
Weighted average diluted common shares	44,204,581	44,069,053	44,025,874	32,138,554	32,120,402

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)	June 30, 2013	March 31, 2013	December 31, 2012*	September 30, 2012	June 30, 2012
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$11,746	$19,249	$36,716	$47,115	$15,898
Interest-earning balances at banks	100,469	51,861	101,431	37,256	29,795
Investment securities available-for-sale	329,720	299,073	245,571	186,802	222,221
Nonmarketable equity securities	5,905	5,913	7,422	4,599	5,470
Federal funds sold	495	51,155	45,995	22,165	29,455
Loans held for sale	10,985	11,659	14,147	6,095	5,331
Loans - Non-covered	1,219,513	1,237,813	1,255,019	708,283	712,506
Loans - Covered	85,146	91,936	101,688	-	-
Allowance for loan losses	(10,847)	(10,749)	(10,591)	(9,207)	(9,431)
Net loans	1,293,812	1,319,000	1,346,116	699,076	703,075

Premises and equipment, net	56,929	57,596	57,222	26,729	24,619
FDIC receivable for loss share agreements	14,848	15,340	18,697	-	-
Other real estate owned - non-covered	9,741	13,597	18,427	13,028	14,744
Other real estate owned - covered	6,542	7,654	6,646	-	-
Bank-owned life insurance	47,019	46,546	46,133	26,945	26,689
Deferred tax asset	42,298	40,843	42,629	29,087	29,841
Goodwill	24,717	24,717	24,717	622	622
Core deposit intangible	9,143	9,401	9,658	3,715	3,817
Other assets	8,554	9,967	11,267	6,954	7,542

Total assets	$1,972,923	$1,983,571	$2,032,794	$1,110,188	$1,119,119

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
Demand noninterest-bearing	$265,246	$256,931	$243,495	$165,899	$158,838
Money market, NOW and savings	743,791	733,493	758,763	341,788	332,648
Time deposits	584,068	604,397	629,746	323,988	350,548
Total deposits	1,593,105	1,594,821	1,632,004	831,675	842,034

Short-term borrowings	2,176	10,368	10,143	1,135	1,678
FHLB advances	55,000	55,000	70,000	55,000	55,000
Subordinated debt	21,812	21,692	21,573	12,592	12,494
Accrued expenses and other liabilities	23,773	22,705	23,372	13,982	13,727
Total liabilities	1,695,866	1,704,586	1,757,092	914,384	924,933

Shareholders' equity:
Preferred stock	20,500	20,500	20,500	-	-
Common stock	44,701	44,648	44,576	32,707	32,707
Additional paid-in capital	221,935	221,450	220,996	173,826	173,318
Accumulated deficit	(6,869)	(10,379)	(13,568)	(14,839)	(15,459)
Accumulated other comprehensive income	(3,210)	2,766	3,198	4,110	3,620
Total shareholders' equity	277,057	278,985	275,702	195,804	194,186

Total liabilities and shareholders' equity	$1,972,923	$1,983,571	$2,032,794	$1,110,188	$1,119,119

Common shares issued and outstanding	44,700,805	44,648,165	44,575,853	32,706,627	32,706,627

* Derived from audited financial statements. Revised to reflect measurement period adjustments to goodwill.

PARK STERLING CORPORATION

SUMMARY OF LOAN PORTFOLIO

($ in thousands)

	June 30, 2013	March 31, 2013	December 31, 2012*	September 30, 2012	June 30, 2012
BY LOAN TYPE	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Commercial:
Commercial and industrial	$124,773	$118,796	$119,132	$70,155	$67,821
Commercial real estate - owner-occupied	274,043	285,353	299,417	161,360	161,467
Commercial real estate - investor income producing	368,556	367,434	371,956	206,808	197,368
Acquisition, construction and development	129,154	140,869	140,661	81,027	86,612
Other commercial	3,521	4,894	5,628	13,059	13,486
Total commercial loans	900,047	917,346	936,794	532,409	526,754

Consumer:
Residential mortgage	180,195	180,368	188,532	58,062	66,876
Home equity lines of credit	148,686	156,802	163,625	82,690	83,661
Residential construction	52,669	55,205	52,811	25,872	25,559
Other loans to individuals	22,896	20,237	15,554	9,839	10,119
Total consumer loans	404,446	412,612	420,522	176,463	186,215
Total loans	1,304,493	1,329,958	1,357,316	708,872	712,969
Deferred costs (fees)	166	(209)	(609)	(589)	(463)
Total loans, net of deferred costs (fees)	$1,304,659	$1,329,749	$1,356,707	$708,283	$712,506

* Derived from audited financial statements.

	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
BY ACQUIRED AND NON-ACQUIRED**	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Acquired loans - performing	$493,660	$556,135	$614,518	$246,267	$262,104
Acquired loans - purchase credit impaired	201,585	215,968	234,282	42,823	48,045
Total acquired loans	695,245	772,103	848,800	289,090	310,149
Non-acquired loans, net of deferred costs (fees)	609,414	557,646	507,907	419,193	402,357
Total loans	$1,304,659	$1,329,749	$1,356,707	$708,283	$712,506

** Includes loans transferred from acquired pools following release of acquisition accounting FMV adjustments.

PARK STERLING CORPORATION

ALLOWANCE FOR LOAN LOSSES

THREE MONTH RESULTS

($ in thousands)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Beginning of period allowance	$10,749	$10,591	$9,207	$9,431	$9,556
Loans charged-off	(1,133)	(782)	(330)	(1,102)	(1,262)
Recoveries of loans charged-off	859	631	720	871	238
Net charge-offs	(274)	(151)	390	(231)	(1,024)

Provision expense	372	309	994	7	899
Benefit attributable to FDIC loss share agreements	(297)	-	-	-	-
Total provision expense charged to operations	75	309	994	7	899
Provision expxense recorded through FDIC loss share receivable	297	-	-	-	-
End of period allowance	$10,847	$10,749	$10,591	$9,207	$9,431

Net charge-offs (recoveries)	$274	$151	$(390)	$231	$1,024
Net charge-offs (recoveries) to average loans	0.08%	0.05%	-0.11%	0.13%	0.56%
(annualized)

PARK STERLING CORPORATION

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS

THREE MONTHS

($ in thousands)	June 30, 2013			June 30, 2012
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate (3)
Assets
Interest-earning assets:
Loans and loans held for sale, net (1)(2)	$1,337,318	$18,805	5.64%	$729,163	$10,416	5.75%
Fed funds sold	12,330	7	0.23%	26,438	15	0.23%
Taxable investment securities	284,775	1,068	1.50%	210,435	969	1.84%
Tax-exempt investment securities	17,583	195	4.44%	17,693	186	4.21%
Other interest-earning assets	90,306	69	0.31%	28,841	56	0.78%

Total interest-earning assets	1,742,312	20,144	4.64%	1,012,570	11,642	4.62%

Allowance for loan losses	(11,736)			(9,135)
Cash and due from banks	14,315			15,023
Premises and equipment	57,292			24,470
Goodwill	24,718			623
Intangible assets	9,229			3,851
Other assets	131,606			79,629

Total assets	$1,967,736			$1,127,031

Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand	$285,697	$62	0.09%	$83,927	$69	0.33%
Savings and money market	445,158	317	0.29%	240,370	264	0.44%
Time deposits - core	493,995	313	0.25%	217,837	378	0.70%
Time deposits - brokered	102,716	214	0.84%	147,685	342	0.93%
Total interest-bearing deposits	1,327,566	906	0.27%	689,819	1,053	0.61%
Federal Home Loan Bank advances	55,000	137	1.00%	55,000	148	1.08%
Subordinated debt	21,754	429	7.91%	12,462	341	11.01%
Other borrowings	2,433	1	0.16%	1,223	-	0.00%
Total borrowed funds	79,187	567	2.87%	68,685	489	2.86%

Total interest-bearing liabilities	1,406,753	1,473	0.42%	758,504	1,542	0.82%

Net interest rate spread		18,671	4.22%		10,100	3.81%

Noninterest-bearing demand deposits	256,383			160,744
Other liabilities	22,589			13,438
Shareholders' equity	282,011			194,345

Total liabilities and shareholders' equity	$1,967,736			$1,127,031

Net interest margin			4.30%			4.01%
Net interest margin (fully tax-equivalent) (4)			4.33%			4.05%

(1) Nonaccrual loans are included in the average loan balances.

(2) Interest income and yields for the three months ended June 30, 2013 and 2012 include accretion from acquisition accounting adjustments associated with acquired loans.

(3) Yield/ rate calculated on Actual/Actual day count basis, except for yield on investments which is calculated on a 30/360 day count basis.

(4) Fully tax-equivalent basis at 34.40% and 32.15% tax rate at June 30, 2013 and 2012, respectively, for nontaxable securities and loans.

PARK STERLING CORPORATION

SELECTED RATIOS

($ in thousands, except per share amounts)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited
ASSET QUALITY
Nonaccrual loans	$6,832	$9,725	$10,374	$9,792	$16,757
Troubled debt restructuring	7,767	7,383	7,367	7,390	3,428
Past due 90 days plus (and still accruing)	196	2	77	164	131
Nonperforming loans	14,795	17,110	17,818	17,346	20,316
OREO	16,283	21,251	25,073	13,028	14,744
Nonperforming assets	31,078	38,361	42,891	30,374	35,060
Past due 30-59 days (and still accruing)	2,488	1,250	607	1,040	992
Past due 60-89 days (and still accruing)	1,606	521	121	561	74

Nonperforming loans to total loans	1.13%	1.29%	1.31%	2.45%	2.85%
Nonperforming assets to total assets	1.58%	1.93%	2.11%	2.74%	3.13%
Allowance to total loans	0.83%	0.81%	0.78%	1.30%	1.32%
Allowance to nonperforming loans	73.32%	62.82%	59.44%	53.08%	46.42%
Allowance to nonperforming assets	34.90%	28.02%	24.69%	30.31%	26.90%
Past due 30-89 days (accruing) to total loans	0.31%	0.13%	0.05%	0.23%	0.15%
Net charge-offs (recoveries) to average loans	0.08%	0.05%	-0.11%	0.13%	0.56%
(annualized)

CAPITAL
Book value per common share	$5.80	$5.87	$5.80	$6.09	$6.04
Tangible book value per common share**	$5.04	$5.09	$5.02	$5.96	$5.90
Common shares outstanding	44,700,805	44,648,165	44,575,853	32,706,627	32,706,627
Average dilutive common shares outstanding	44,204,581	44,069,053	44,025,874	32,138,554	32,138,402

Tier 1 capital	$225,666	$223,307	$219,060	$165,345	$162,167
Tier 2 capital	17,742	17,644	17,611	16,103	16,326
Total risk based capital	243,408	240,951	236,671	181,447	178,494
Risk weighted assets	1,415,817	1,436,350	1,452,229	774,035	769,382
Average assets for leverage ratio	1,895,267	1,906,061	1,947,156	1,074,410	1,087,079

Tier 1 ratio	15.94%	15.55%	15.08%	21.36%	21.08%
Total risk based capital ratio	17.19%	16.78%	16.30%	23.44%	23.20%
Tier 1 leverage ratio	11.91%	11.72%	11.25%	15.39%	14.92%
Tangible common equity to tangible assets**	11.48%	11.51%	11.05%	17.31%	17.02%

LIQUIDITY
Net loans to total deposits	81.21%	82.71%	82.48%	84.06%	83.50%
Reliance on wholesale funding	10.61%	11.35%	12.27%	22.24%	23.02%

INCOME STATEMENT (THREE MONTH RESULTS; ANNUALIZED)
Return on Average Assets	0.72%	0.65%	0.25%	0.22%	0.24%
Return on Average Common Equity	5.38%	5.01%	1.96%	1.26%	1.40%
Net interest margin (non-tax equivalent)	4.30%	4.15%	4.36%	3.97%	4.01%

INCOME STATEMENT (ANNUAL RESULTS)
Return on Average Assets	n/a	n/a	0.32%	n/a	n/a
Return on Average Equity	n/a	n/a	1.99%	n/a	n/a
Net interest margin (non-tax equivalent)	n/a	n/a	4.27%	n/a	n/a

** Non-GAAP financial measure

Non-GAAP Financial Measures

Tangible assets, tangible common equity, tangible book value, adjusted net income available to common shareholders, adjusted net interest margin, adjusted total revenues, adjusted noninterest income, adjusted noninterest expenses, adjusted total revenues, adjusted allowance for loan losses, adjusted net charge-offs/ recoveries, and related ratios and per share measures, including adjusted return on average assets and adjusted return on average equity, as used throughout this release, are non-GAAP financial measures. Management uses (i) tangible assets, tangible common equity and tangible book value (which exclude goodwill and other intangibles from equity and assets), and related ratios, to evaluate the adequacy of shareholders’ equity and to facilitate comparisons with peers; (ii) adjusted allowance for loan losses (which includes net FMV adjustments related to acquired loans) and adjusted net charge-offs/ recoveries (which exclude the impact of acquisition accounting related to PCI loans) to evaluate both its asset quality and asset quality trends, and to facilitate comparisons with peers; and (iii) adjusted net income, adjusted noninterest income, adjusted noninterest expenses and adjusted total revenues (which exclude merger-related expenses and gain on sale of securities, as applicable), and adjusted net interest margin (which excludes accelerated accretion of net acquisition accounting fair market value adjustments), and adjusted return on average assets and adjusted return on average equity (which excludes merger-related expenses and gain on sale of securities) to evaluate core earnings and to facilitate comparisons with peers.

PARK STERLING CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

($ in thousands, except per share amounts)

(three month and period end results unless otherwise stated)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted net income
Pretax income (as reported)	$5,780	$4,964	$2,093	$1,079	$929
Plus: merger-related expenses	822	836	3,167	1,364	434
Less: gain on sale of securities	(104)	-	-	(989)	(489)
Adjusted pretax income	6,498	5,800	5,260	1,454	874
Tax expense	2,235	1,995	1,691	467	281
Adjusted net income	$4,263	$3,805	$3,569	$987	$593
Preferred dividends	302	51	51	-	-
Adjusted net income available to common shareholders	$3,961	$3,754	$3,518	$987	$593

Divided by: weighted average diluted shares	44,204,581	44,069,053	44,025,874	32,138,554	32,120,402
Adjusted net income available to common shareholders per share	$0.09	$0.09	$0.08	$0.03	$0.02
Estimated tax rate	34.40%	34.40%	32.15%	32.15%	32.15%

Adjusted net interest margin
Net interest income (as reported)	$18,671	$17,736	$19,532	$9,971	$10,100
Less: accelerated mark accretion	(560)	-	(921)	17	(277)
Less: other accelerated accretion	-	-	(121)	-	-
Adjusted net interest income	18,111	17,736	18,490	9,988	9,823
Divided by: average earning assets	1,742,312	1,732,366	1,782,922	998,669	1,012,570
Mutliplied by: annualization factor	4.01	4.06	3.98	3.98	4.02
Adjusted net interest margin	4.17%	4.15%	4.13%	3.98%	3.90%
Net interest margin	4.30%	4.15%	4.36%	3.97%	4.01%

Adjusted noninterest income
Noninterest income (as reported)	$4,106	$3,568	$3,808	$3,318	$2,563
Less: gain on sale of securities	(104)	-	-	(989)	(489)
Adjusted noninterest income	$4,002	$3,568	$3,808	$2,329	$2,074

Adjusted noninterest expense
Noninterest expense (as reported)	$16,922	$16,031	$20,253	$12,203	$10,835
Less: merger-related expenses	(822)	(836)	(3,167)	(1,364)	(434)
Adjusted noninterest expense	16,100	15,195	17,086	10,839	10,401

Adjusted total revenues
Net interest income (as reported)	$18,671	$17,736	$19,532	$9,971	$10,100
Adjusted noninterest income	4,002	3,568	3,808	2,329	2,074
Adjusted total revenues	$22,673	$21,304	$23,340	$12,300	$12,174

Adjusted return on average assets
Adjusted net income available to common shareholders	$3,961	$3,754	$3,518	$987	$593
Divided by: average assets	1,967,736	1,978,144	2,020,662	1,112,923	1,127,031
Mutliplied by: annualization factor	4.01	4.06	3.98	3.98	4.02
Adjusted return on average assets	0.81%	0.77%	0.69%	0.35%	0.21%
Return on average assets	0.72%	0.65%	0.25%	0.22%	0.24%

PARK STERLING CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

($ in thousands, except per share amounts)

(three month and period end results unless otherwise stated)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted return on average equity
Adjusted net income available to common shareholders	$3,961	$3,754	$3,518	$987	$593
Divided by: average common equity	261,511	258,234	257,335	196,013	194,345
Mutliplied by: annualization factor	4.01	4.06	3.98	3.98	4.02
Adjusted return on average equity	6.07%	5.90%	5.44%	2.00%	1.23%
Return on average equity	5.38%	5.01%	1.96%	1.26%	1.40%

Tangible common equity to tangible assets
Total assets	$1,972,923	$1,983,571	$2,032,794	$1,110,188	$1,119,119
Less: intangible assets	(33,860)	(34,118)	(34,375)	(4,337)	(4,439)
Tangible assets	$1,939,063	$1,949,453	$1,998,419	$1,105,851	$1,114,680

Total common equity	$256,557	$258,485	$255,202	$195,804	$194,186
Less: intangible assets	(33,860)	(34,118)	(34,375)	(4,337)	(4,439)
Tangible common equity	$222,697	$224,367	$220,827	$191,467	$189,747

Tangible common equity	$222,697	$224,367	$220,827	$191,467	$189,747
Divided by: tangible assets	$1,939,063	$1,949,453	$1,998,419	$1,105,851	$1,114,680
Tangible common equity to tangible assets	11.48%	11.51%	11.05%	17.31%	17.02%

Tangible book value per share
Issued and outstanding shares	44,700,805	44,648,165	44,575,853	32,706,627	32,706,627
Less: nondilutive restricted stock awards	(551,400)	(568,260)	(568,260)	(568,260)	(568,260)
Period end dilutive shares	44,149,405	44,079,905	44,007,593	32,138,367	32,138,367

Tangible common equity	$222,697	$224,367	$220,827	$191,467	$189,747
Divided by: period end dilutive shares	44,149,405	44,079,905	44,007,593	32,138,367	32,138,367
Tangible common book value per share	$5.04	$5.09	$5.02	$5.96	$5.90

Adjusted allowance for loan losses
Allowance for loan losses	$10,847	$10,749	$10,591	$9,207	$9,431
Plus: acquisition accounting FMV adjustments to acquired loans	44,179	49,633	53,719	21,512	24,264
Adjusted allowance for loan losses	$55,026	$60,382	$64,310	$30,719	$33,695
Divided by: total loans (excluding LHFS)	$1,304,659	$1,329,749	$1,356,707	$708,283	$712,506
Adjusted allowance for loan losses to total loans	4.22%	4.54%	4.74%	4.34%	4.73%
Allowance for loan losses to total loans	0.83%	0.81%	0.78%	1.30%	1.32%